SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 19, 2004


                         Commission file number 0-14061


                             STEEL TECHNOLOGIES INC.
                             -----------------------
             (Exact name of registrant as specified in its charter)

           Kentucky                                             61-0712014
           --------                                             ----------
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                 15415 Shelbyville Road, Louisville, KY  40245
                 ---------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (502) 245-2110
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not applicable
-------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 12. Results of Operations and Financial Condition

On April 19, 2004, Steel Technologies Inc. issued a press release announcing results for the second quarter ended March 31, 2004. A copy of the press release is attached hereto as Exhibit 99.

The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEEL TECHNOLOGIES INC.
-----------------------
     (Registrant)




  By  /s/ Joseph P. Bellino
      ---------------------
        Joseph P. Bellino
        Chief Financial Officer


Dated:  April 19, 2004

                                   EXHIBIT 99



NEWS RELEASE

Contact: Bradford T. Ray                    Joseph P. Bellino
         Chief Executive Officer            Chief Financial Officer
         502/245-2110                       502/245-2110



                 STEEL TECHNOLOGIES REPORTS RECORD QUARTERLY AND
                         SIX-MONTH SALES AND NET INCOME
                                  -------------
    Second Quarter Net Income Reaches $6.9 Million or $0.68 Per Diluted Share
                                  -------------
       Company Comments on Volume Growth and Completion of Stock Offering


LOUISVILLE, Ky. (April 19, 2004) - Steel Technologies Inc. (NASDAQ/NM: STTX) today reported record results for the second quarter and six months ended March 31, 2004. For the three months ended March 31, 2004, sales increased 42% to a record $184.8 million from $130.1 million for the same period a year ago. Net income for the quarter increased to a record $6.9 million or $ 0.68 per diluted share compared with net income of $2.0 million or $0.20 per diluted share in the year-earlier quarter.

For the first six months of fiscal 2004, sales rose 23% to a record $315.6 million from $256.1 million for the same period last year. Year-to-date net income for fiscal 2004 increased 61% to a record $9.3 million or $0.93 per diluted share from $5.8 million or $0.58 per diluted share in the first six months of fiscal 2003.

"We have made significant customer-driven investments over the last few years to expand our capacity and strengthen our market position," said Bradford T. Ray, Chairman and Chief Executive Officer. "Our marketing strategies and expanded capabilities have resulted in new business awards that launched in the second fiscal quarter. We are seeing growth across all facilities and regions as a result of these new programs and the improving economic environment.

"Our record tonnage shipped in the second quarter increased 39% over last year," added Mr. Ray. "Recent investments have us well positioned to manage these higher volumes and we are realizing positive impact on our financial performance from the increased throughput. Our current backlog reflects similar patterns going forward.

"Our Mi-Tech Steel joint venture experienced substantial growth during the quarter as sales increased 53% over year-earlier levels, fueling a significantly improved earnings contribution," Mr. Ray continued.

                                     -MORE-

STTX Reports Second Quarter Results
Page 2
April 19, 2004

"As stated in our March release on the outlook for the second quarter, a portion of our earnings during the quarter was attributable to higher prices due to rising raw material costs," commented Mr. Ray. "This benefit will reverse in subsequent quarters as the full effect of the raw material increases works through inventory."

As previously reported, on March 31, 2004, in connection with the completion of a public stock offering for 2,905,000 shares, the Company realized net proceeds of approximately $47.3 million. "This offering gives us financial flexibility to pursue our strategic growth plans," concluded Mr. Ray.

A live broadcast of Steel Technologies' conference call will begin at 10:00 a.m. Eastern Time today. An online replay will be available approximately two hours following the conclusion of the live broadcast and will continue through May 19, 2004. A link to these events will be available at the Company's website.

Steel Technologies processes flat-rolled steel to specific thickness, width, temper, finish and shape requirements for automotive, appliance, lawn and garden, office furniture, agriculture, railcar, construction, hardware, and consumer goods. The Company has 21 facilities, including its joint-venture operations, located throughout the United States and Mexico. More information about the Company may be found on the World Wide Web at www.steeltechnologies.com.

Statements contained in this release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties (contained in the Company's SEC filings), which could cause actual results to differ materially from those projected. SEC filings may be obtained from the SEC or by contacting the Company.

                                     -MORE-

STTX Announces Fourth Quarter Results
Page 3
April 19, 2004



                         STEEL TECHNOLOGIES INC.
                  Condensed Consolidated Balance Sheets

                                                       March 31     September 30
                                                         2004           2003
                                                     ------------   ------------
(In thousands)                                       (Unaudited)      (Audited)
--------------------------------------------------------------------------------
ASSETS
Current assets:
   Cash and cash equivalents ...................      $   3,738       $   2,758
   Trade accounts receivable, net ..............        105,957          74,595
   Inventories .................................        119,039          84,301
   Deferred income taxes .......................          1,178           1,198
   Prepaid expenses and other assets ...........          2,637           4,628
                                                      ---------       ---------
      Total current assets .....................        232,549         167,480

Property, plant and equipment, net .............        107,714         106,615

Investments in and advances to
   unconsolidated affiliates ...................         20,806          19,604

Goodwill .......................................         18,148          18,148

Other assets ...................................          1,457           1,328
                                                      ---------       ---------
                                                      $ 380,674       $ 313,175
                                                      =========       =========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable ............................      $  76,858          49,609
   Accrued liabilities .........................         13,372          10,353
   Income taxes payable ........................          2,864             -
   Long-term debt due within one year ..........          5,680           5,720
                                                      ---------       ---------
      Total current liabilities ................         98,774          65,682

Long-term debt .................................         73,000          94,680
Deferred income taxes ..........................         15,101          14,872
                                                      ---------       ---------
      Total liabilities ........................        186,875         175,234
                                                      ---------       ---------
Commitments and contingencies

 Shareholders' equity:
   Preferred stock .............................            --              --
   Common stock.................................         68,438          20,371
   Treasury stock...............................        (23,689)        (23,169)
   Additional paid-in capital ..................          5,098           5,098
   Retained earnings ...........................        149,394         141,073
   Accumulated other comprehensive loss ........         (5,442)         (5,432)
                                                      ---------       ---------
     Total shareholders' equity ................        193,799         137,941
                                                      ---------       ---------
                                                      $ 380,674       $ 313,175
                                                      =========       =========



STTX Announces Fourth Quarter Results
Page 4
April 19, 2004


                             STEEL TECHNOLOGIES INC.
                   Condensed Consolidated Statements of Income

(Amounts in thousands,                 Three Months Ended     Six Months Ended
except per share data, unaudited)            March 31             March 31
--------------------------------------------------------------------------------
                                        2004       2003       2004       2003
                                      ------------------------------------------
Sales ................................ $184,842   $130,140   $315,631  $256,149
Cost of goods sold ...................  165,266    118,979    285,278   231,218
                                       --------   --------   --------  --------
      Gross profit ...................   19,576     11,161     30,353    24,931

Selling, general and
   administrative expenses ...........    8,523      6,915     15,188    14,047
Equity in net income of
   unconsolidated affiliates .........      687         85      1,169       410
                                       --------   --------   --------   --------
   Operating income ..................   11,740      4,331     16,334    11,294

Interest expense, net ................      998      1,346      1,961     2,548
Loss (gain) on disposals/writeoffs of
   property, plant and equipment .....       12       (217)        12      (102)
                                       --------   --------   --------   --------
   Income before income taxes ........   10,730      3,202     14,361     8,848

Provision for income taxes ...........    3,828      1,210      5,061     3,066
                                       --------   --------   --------   --------
   Net income ........................ $  6,902   $  1,992   $  9,300   $ 5,782
                                       ========   ========   ========   ========

Diluted weighted average number of
   common shares outstanding .........   10,098      9,889     10,037     9,925
                                       ========   ========   ========   ========

Diluted earnings per common share .... $   0.68   $   0.20   $   0.93   $  0.58
                                       ========   ========   ========   ========

Basic weighted average number of
   common shares outstanding .........    9,835      9,756      9,807     9,731
                                       ========   ========   ========   ========

Basic earnings per common share ...... $   0.70   $   0.20   $   0.95   $  0.59
                                       ========   ========   ========   ========

Cash dividends per common share ...... $    -     $    -     $   0.10   $  0.10
                                       ========   ========   ========   ========



                                      -END-